Exhibit 3.28

Delaware The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “CAMBER HOLDING CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF MERGER, FILED THE FIRST DAY OF DECEMBER, A.D. 2016, AT 8:17 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5958598 8100X SR# 20176993656	Date: 11-08-17 Authentication: 203538143

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:17 AM 12/01/2016 FILED 08:17 AM 12/01/2016 SR 20166852536 - File Number 5958598

CERTIFICATE OF MERGER

of

COBRA MERGER CORP.

(a Delaware corporation)

with and into

CAMBER HOLDING CORPORATION

(a Delaware corporation)

Pursuant to the provisions of Sections 103 and 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Camber Holding Corporation, a Delaware corporation (the “Company”), which desires to merge Cobra Merger Corp., a Delaware corporation (“Merger Sub”), with and into the Company, hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) of the merger herein certified (the “Merger”) is as follows:

Name	State of Incorporation
Cobra Merger Corp.	Delaware
Camber Holding Corporation	Delaware

SECOND: The Agreement and Plan of Merger, dated as of November 1, 2016 (the “Merger Agreement”), by and among Huntington Ingalls Industries, Inc., a Delaware corporation, Merger Sub, the Company and New Mountain Partners III, L.P., a Delaware limited partnership, solely in its capacity as the Stockholders’ Representative thereunder, setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(c) and Section 228 of the DGCL.

THIRD: Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing its existence as the surviving corporation in the Merger (the “Surviving Corporation”). The name of the Surviving Corporation shall be Camber Holding Corporation.

FOURTH: The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: By virtue of the Merger, the Certificate of Incorporation of the Company as in effect immediately prior to the Merger shall be amended and restated in its entirety as set forth in Exhibit A attached hereto and made a part hereof and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended and/or restated in accordance with the terms thereof and the DGCL.

SIXTH: The executed Merger Agreement is on file at the office of the Surviving Corporation at 4101 Washington Avenue, Newport News, Virginia 23607.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

[Signature page follows]

2

IN WITNESS WHEREOF, Camber Holding Corporation has caused this Certificate of Merger to be executed by its duly authorized officer as of the 1st day of December, 2016.

CAMBER HOLDING CORPORATION, a Delaware Corporation

By:	/s/ Joseph Cormier
Name: Joseph Cormier
Title: Vice President and Treasurer

[Signature Page to Certificate of Merger]

EXHIBIT A

[see attached]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CAMBER HOLDING CORPORATION

* * * * *

1.	The name of the corporation is: Camber Holding Corporation

2.	The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3.	The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock that the corporation shall have authority to issue is 100 shares of common stock; all of such shares shall be without par value.

5.	The corporation is to have perpetual existence.

6.	In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation

7.	The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws, but shall be at least one. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

8.	A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

9.	The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

10.	The stockholders of the corporation shall not be personally liable for the debts, liabilities or obligations of the corporation.